UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 08, 2024

ADTRAN Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41446	87-2164282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Explorer Boulevard
Huntsville, Alabama		35806-2807
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 256 963-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	ADTN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of ADTRAN Holdings, Inc. (the “Company”) adopted the ADTRAN Holdings, Inc. 2024 Employee Stock Incentive Plan (the “Plan”) on February 29, 2024 and submitted the Plan for stockholder approval at the 2024 Annual Meeting of Stockholders of the Company on May 8, 2024 (the “2024 Annual Meeting”). As described in Item 5.07 below, the Company’s stockholders approved the Plan at the 2024 Annual Meeting. The total number of shares of the Company’s common stock authorized for issuance during the term of the Plan is limited to 3,970,058 shares, subject to adjustment in connection with awards previously granted under the Company’s prior equity incentive plans, as described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “Commission”) on March 27, 2024 (the “2024 Proxy Statement”). The Plan became effective immediately upon stockholder approval at the 2024 Annual Meeting.

A description of the terms of the Plan can be found under the heading “Proposal 2: Approval of the ADTRAN Holdings, Inc. 2024 Employee Stock Incentive Plan” in the 2024 Proxy Statement, as supplemented by the additional definitive proxy soliciting material filed by the Company with the Commission on April 4, 2024, which description is incorporated by reference herein. Such description is only a summary and does not purport to be complete and is qualified in its entirety by reference to the Plan, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its 2024 Annual Meeting on May 8, 2024. At the 2024 Annual Meeting, the Company’s stockholders (i) elected eight directors to serve a one year term expiring at the 2025 Annual Meeting of Stockholders and until their successors have been duly elected and qualified (Proposal 1); (ii) approved the adoption of the ADTRAN Holdings, Inc. 2024 Employee Stock Incentive Plan (Proposal 2); (iii) approved the adoption of the ADTRAN Holdings, Inc. 2024 Directors Stock Plan (Proposal 3); (iv) approved, on an advisory basis, the compensation of the Company’s named executive officers (Proposal 4); and (v) ratified the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024 (Proposal 5). The voting results for these proposals are presented in the tables below:

Proposal 1 - Election of Directors

	For	Against	Abstain	Broker Non-Votes
Thomas R. Stanton	53,202,691	7,707,807	390,252	4,568,528
H. Fenwick Huss	56,660,295	4,236,964	403,491	4,568,528
Gregory J McCray	57,712,515	3,166,717	421,518	4,568,528
Balan Nair	40,547,657	20,325,136	427,957	4,568,528
Brian Protiva	59,868,779	1,380,765	51,206	4,568,528
Jacqueline H. Rice	55,740,514	5,537,410	22,826	4,568,528
Nikos Theodosopoulos	57,714,611	3,180,507	405,632	4,568,528
Kathryn A. Walker	59,878,047	1,398,165	24,538	4,568,528

Proposal 2 - Approval of the ADTRAN Holdings, Inc. 2024 Employee Stock Incentive Plan

For	Against	Abstain	Broker Non-Votes
59,142,398	2,150,645	7,707	4,568,528

Proposal 3 - Approval of the ADTRAN Holdings, Inc. 2024 Directors Stock Plan

For	Against	Abstain	Broker Non-Votes
58,168,319	3,056,512	75,919	4,568,528

Proposal 4 - Advisory Vote Regarding Compensation of the Company's Named Executive Officers

For	Against	Abstain	Broker Non-Votes
45,169,565	16,106,100	25,085	4,568,528

Proposal 5 - Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2024

For	Against	Abstain
64,625,169	1,238,065	6,044

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	ADTRAN Holdings, Inc. 2024 Employee Stock Incentive Plan
10.2	ADTRAN Holdings, Inc. 2024 Directors Stock Plan
104	Cover Page Interactive Data File – the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADTRAN Holdings, Inc.

Date:	May 9, 2024	By:	/s/ Ulrich Dopfer
Ulrich Dopfer Chief Financial Officer